Exhibit 10.1

EXECUTION VERSION

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, dated as of November 2, 2011 (this “Employment Agreement”), by and among Humana Inc., a Delaware corporation (the “Company”), and Bruce Broussard (the “Executive”) (each of the Executive and the Company a “Party,” and together, the “Parties”).

WHEREAS, the Executive desires to be employed by the Company, and the Company desires to employ the Executive, in each case in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valid consideration, the sufficiency of which is acknowledged, the Parties hereto agree as follows:

Section 1. Employment.

1.1. Term. Subject to Section 3 hereof, the Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, in each case pursuant to this Employment Agreement, for a period commencing on or before December 30, 2011 (such date of commencement, the “Effective Date”), and ending on the second (2nd) anniversary of the Effective Date (the “Term”). The Executive’s period of employment pursuant to this Employment Agreement shall hereinafter be referred to as the “Employment Period.”

1.2. Duties. During the Employment Period, the Executive shall serve as President of the Company and in such other comparable positions as the Board of Directors of the Company (the “Board”) or the Chief Executive Officer of the Company (the “CEO”) shall reasonably request from time to time. The Executive shall report directly to the CEO. In his position of President of the Company, the Executive shall perform such duties, functions and responsibilities during the Employment Period, commensurate with the Executive’s positions, as reasonably and lawfully directed by the CEO or the Board.

1.3. Exclusivity. During the Employment Period, the Executive shall devote substantially all of his business time and attention to the business and affairs of the Company, shall faithfully serve the Company, and shall conform to and comply with the lawful and reasonable directions and instructions given to him by the CEO or the Board, consistent with Section 1.2 hereof. During the Employment Period, the Executive shall use his best efforts to promote and serve the interests of the Company and shall not engage in any other business activity, whether or not such activity shall be engaged in for pecuniary profit; provided, that nothing herein contained shall preclude service by the Executive on the boards of directors or trustees of other entities not engaged in any business competitive with the business of the Company or any of its Affiliates, provided that the Executive shall have received approval for any such board service in advance from the Board.

Section 2. Compensation.

2.1. Salary. As compensation for the performance of the Executive’s services hereunder, during the Employment Period, the Company shall pay to the Executive a salary at an annual rate of $900,000 (the “Base Salary”) payable in accordance with the Company’s standard payroll policies. The Base Salary will be reviewed annually and may be adjusted upward (but not downward) by the Organization & Compensation Committee of the Board (the “Committee”) in its discretion.

2.2. Annual Incentive. For each calendar year after 2011 ending during the Employment Period, the Executive shall be eligible to receive an annual cash incentive payment (the “Annual Incentive”) to be based upon Company performance and other criteria for each such calendar year as determined by the Committee and generally applicable to the Company’s other senior executives. The Executive’s target Annual Incentive opportunity for each calendar year that ends during the Employment Period shall equal 150% of the Base Salary (the “Target Annual Incentive”). The maximum Annual Incentive which the Executive may receive shall be 150% of the Target Annual Incentive. The actual Annual Incentive paid in respect of any calendar year depends on the extent to which performance goals, set annually by the Committee, are achieved and shall be payable in accordance with the terms of the Humana Inc. Executive Management Incentive Compensation Plan (the “Incentive Plan”). The Annual Incentive shall be paid in cash.

2.3. Long-Term Compensation.

(a) Initial Grant. As of the Effective Date (or if the Effective Date is not a trading day on the New York Stock Exchange, the first day following the Effective Date on which shares of Common Stock (as defined below) are traded on the New York Stock Exchange), the Company shall grant to the Executive, (i) options to purchase a number of shares of the Company’s common stock (“Common Stock”) having a grant date fair value (as determined by the Company on the same basis as the Company determines such value for GAAP purposes) of $3.5 million, such grant to be made pursuant to the Humana Inc. Amended and Restated 2003 Stock Incentive Plan (the “Equity Plan”) and agreements substantially in the form attached hereto as Exhibits A-1 and A-2 and (ii) a number of shares of restricted Common Stock having a Fair Market Value (as defined in the Equity Plan) on the grant date of $7 million, such grant to be made pursuant to the Equity Plan and a restricted stock agreement substantially in the form attached hereto as Exhibit B.

(b) Annual Grants. Commencing with the award cycle in or with respect to 2013, the Executive shall commence to be eligible for annual grants of equity awards or other long-term incentive awards in amounts and on terms and conditions comparable to the Company’s other senior executives, as determined by the Committee.

2.4. Other Compensation and Employee Benefits. During the Employment Period, the Executive shall be eligible to participate in such other compensation, employee benefit and executive perquisite plans, programs, policies and arrangements of the Company as in effect from time to time on the same basis as other senior executives of the Company.

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2.5. Paid Time Off. During each calendar year of the Employment Period, the Executive shall be entitled to twenty-eight (28) days of paid time off to be accrued, taken and carried over to subsequent years in accordance with the terms and conditions of the Company’s policy for its senior executives as in effect from time to time.

2.6. Business Expenses. The Company shall pay or reimburse the Executive, upon presentation of documentation, for all commercially reasonable business out-of-pocket expenses that the Executive incurs during the Employment Period in performing his duties under this Employment Agreement and in accordance with the expense reimbursement policy of the Company.

2.7. Relocation. The Executive will relocate his principal residence to the Louisville, Kentucky area no later than August 31, 2013. The Company will provide the Executive with the standard relocation benefits under its relocation policy as in effect from time to time for the Company’s senior executives in connection with the Executive’s relocation from his current residence in the Houston, Texas area to the Louisville, Kentucky area. Prior to his relocation, (i) the Executive shall be permitted to use Company aircraft for purposes of commuting from his current residence to the Company’s principal offices in Louisville, Kentucky upon terms and conditions to be agreed between the Company and the Executive from time to time and (ii) the Company shall pay the Executive a housing allowance in the amount of $5,000 per month. There shall be no gross-up for, and the Executive shall be solely responsible for, any taxes he may incur in connection with the payments made or the benefits provided to him pursuant to this Section 2.7.

2.8. Attorney’s Fees. The Company agrees to pay or reimburse the Executive for all reasonable attorney’s fees and related expenses incurred by the Executive in connection with evaluating his current agreements and the negotiation and execution of this Employment Agreement and related agreements, up to a maximum amount of $50,000.

Section 3. Employment Termination.

3.1. Termination of Employment. The Company may terminate the Executive’s employment hereunder for any reason during the Term, and the Executive may voluntarily terminate his employment hereunder for any reason during the Term, in each case (other than a termination by the Company for Cause) at any time which in the case of a termination by the Executive shall be upon not less than thirty (30) days’ written notice to the Company (the date on which the Executive’s employment terminates for any reason is herein referred to as the “Termination Date”). Upon the termination of the Executive’s employment with the Company for any reason, the Executive shall be entitled to (a) payment of any Base Salary earned but unpaid through the Termination Date, (b) any Annual Incentive that the Executive may be entitled to pursuant to the terms of the Incentive Plan for any fiscal year completed prior to the Termination Date, (c) accrued and unused paid time off (consistent with Section 2.5 hereof) paid out at the then effective per-business-day Base Salary rate and (d) any unreimbursed expenses in accordance with Section 2.6 hereof (collectively, the “Accrued Amounts”).

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3.2. Certain Terminations.

(a) Termination by the Company other than for Cause or Disability; Termination by the Executive for Good Reason; Change in Control-Related Termination. If during the Term (or within thirty (30) days after expiration of the Term if the termination is by the Executive for Good Reason as described in clause (vi) of the definition of Good Reason), the Executive’s employment is terminated (i) by the Company other than for Cause or Disability or (ii) by the Executive for Good Reason, in addition to the Accrued Amounts, the Company shall pay or provide to the Executive the amounts and benefits described below:

(1) (A) if such termination is not a Change in Control-Related Termination, severance in an amount equal to one and one-half (1 1/2) times the Executive’s Base Salary (at the rate in effect immediately prior to the Termination Date), payable in lump sum or (B) if such termination is a Change in Control-Related Termination, an amount equal to two (2) times the sum of (x) the Base Salary (at the rate in effect immediately prior to the Termination Date) plus (y) the maximum Annual Incentive that could have been earned by the Executive calculated as if all relevant goals applicable to such Annual Incentive had been met during the then fiscal year of the Company pursuant to the terms of the incentive compensation plan in which the Executive participates, payable in a lump sum (the amount described in (A) or (B), as applicable, the “Severance”);

(2) (A) if such termination is not a Change in Control-Related Termination, the Executive and his qualifying spouse (the “Executive’s Spouse”) and other qualifying dependents shall be eligible for continuation of health and dental coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and the terms of the applicable Company-sponsored health and dental plans (the “Group Health Plan”) and the Company will reimburse the Executive or the Executive’s Spouse, if the Executive dies, for the amount of the COBRA premiums the Executive or the Executive’s Spouse (in the case of the death of the Executive) pays in excess of the normal employee contribution for comparable Group Health Plan coverage provided by the Company and any reimbursement by the Company to the Executive or the Executive’s Spouse required under this Section 3.2(a)(2)(A) shall be made on the last day of the month in which the Executive or the Executive’s Spouse pays the amount required for such COBRA Coverage and (B) if such termination is a Change in Control-Related Termination, the Executive, the Executive’s Spouse and other qualifying dependents shall be eligible for continuation of Group Health Plan coverage pursuant to COBRA and the terms of the Group Health Plan and shall be eligible for continued coverage under all life insurance, accidental death and dismemberment insurance and disability insurance under plans and programs in which the Executive and/or the Executive’s dependents and beneficiaries participated immediately prior to the Termination Date, provided that continued participation is permitted under the general terms and provisions of such plans and programs, until, with respect to any plan or program including COBRA continuation coverage, the earliest of (x) twenty-four (24) months following the Termination Date, or (y) the effective date of the Executive’s coverage under equivalent benefits from a new employer provided that no such equivalent benefits shall be considered effective unless and until all pre-existing condition limitations and waiting period restrictions have been

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waived or have otherwise lapsed), and the Company will reimburse the Executive or the Executive’s Spouse, if the Executive dies, for the amount of all the premiums and payments the Executive or the Executive’s Spouse (in the case of the death of the Executive) pays for such continued coverage and any reimbursement by the Company to the Executive or the Executive’s Spouse required under this Section 3.2(a)(2)(B) shall be made on the last day of the month in which the Executive or the Executive’s Spouse pays the amount required for such continued coverage (the “Benefit Continuation”).

(3) a pro-rata incentive for the year in which the Termination Date occurs, equal to the Annual Incentive the Executive would have been entitled to receive had his employment not been terminated, based on the actual performance of the Company for the full year, multiplied by a fraction, the numerator of which is the number of days the Executive is employed by the Company during the applicable year prior to and including the Termination Date and the denominator of which is 365 (the “Pro-Rata Incentive”); provided, that, for the avoidance of doubt, the Pro-Rata Incentive shall satisfy any obligation the Company may have to pay a pro-rata incentive payment under the Incentive Plan; and

(4) the stock options granted pursuant to Section 2.3(a) shall become fully vested and exercisable and the restrictions on the restricted Common Stock granted pursuant to Section 2.3(a) shall lapse and such restricted Common Stock shall become fully vested.

(b) The Company’s obligations to pay the Severance and Pro-Rata Incentive and to provide the Benefit Continuation shall be conditioned upon: (i) the Executive’s continued compliance with his obligations under Section 4 of this Employment Agreement and (ii) the Executive’s execution, delivery and non-revocation of a valid and enforceable general release of claims (the “Release”) substantially in the form attached hereto as Exhibit C, within sixty (60) days after the Executive’s Termination Date. Subject to the previous sentence and to Section 7.3, the Pro-Rata Incentive shall be paid at the time when annual incentives are paid generally to the Company’s senior executives. The Severance will be paid to the Executive on the first payroll date following the date that coincides with or immediately follows the date that is sixty (60) days following the date of the Executive’s Separation From Service. For purposes of this Employment Agreement, the term “Separation From Service” means a “separation from service” within the meaning of the default rules under section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and all regulations, guidance, and other interpretative authority issued thereunder (collectively, “Section 409A”). In the event that the Executive is a “specified employee” within the meaning of Section 409A the Company shall pay the Executive the Severance as provided in Section 7.3(d).

(c) If participation in the any of the Company plans or programs necessary to provide the Benefits Continuation is not permitted under the terms of any plan or program, the Company shall arrange at its own expense to provide the Executive with benefits substantially similar to those which the Executive would have been entitled to receive under such plans and programs. At the end of the period of coverage, the Executive shall have the right to have assigned to him, at no cost and with no apportionment of unpaid premiums, any assignable life insurance policy relating specifically to him.

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3.3. Termination by Reason of Death or Disability.

(a) If the Executive’s employment is terminated by reason of the Executive’s death or Disability, in addition to the Accrued Amounts, the Company shall pay the Executive (or his heirs upon a termination by death) the Pro-Rata Incentive, payable at the time when annual bonuses are paid generally in respect of the year in which the Termination Date occurs. For the avoidance of doubt, payment of a Pro-Rata Incentive pursuant to this Section 3.3 shall be in satisfaction of any obligation the Company may have to pay a pro-rata incentive under the Incentive Plan.

(b) If the Executive’s employment is terminated by reason of the Executive’s death or Disability before a Change in Control the Executive (in the case the Executive’s employment is terminated by reason of his Disability), the Executive’s Spouse and other qualifying dependents shall be eligible for continuation of Group Health Plan coverage pursuant to COBRA and the terms of the Group Health Plan and the Company will reimburse the Executive (in the case the Executive’s employment is terminated by reason of his Disability) or the Executive’s Spouse (in the case the Executive’s employment is terminated by reason of his death) for the amount of the COBRA premiums the Executive or the Executive’s Spouse pays in excess of the normal employee contribution for comparable Group Health Plan coverage for up to the first 18 months of such coverage provided by the Company and any reimbursement by the Company to the Executive or the Executive’s Spouse required under this Section 3.3(b) shall be made on the last day of the month in which the Executive or the Executive’s Spouse pays the amount required for such COBRA Coverage.

(c) If the Executive’s employment is terminated by reason of the Executive’s death or Disability on or after a Change in Control the Executive (in the case the Executive’s employment is terminated by reason of his Disability), the Executive’s Spouse and other qualifying dependents shall be eligible for continuation of Group Health Plan coverage pursuant to COBRA and the terms of the Group Health Plan and shall be eligible for continued coverage under all life insurance, accidental death and dismemberment insurance and disability insurance under plans and programs in which the Executive and/or the Executive’s dependents and beneficiaries participated immediately prior to the date of the Executive’s death or Disability, provided that continued participation is permitted under the general terms and provisions of such plans and programs, until, with respect to any plan or program other than COBRA continuation coverage twenty-four (24) months following the Termination Date and in the case of COBRA continuation coverage for no less than twenty-four (24) months following the Termination Date and the Company will reimburse the Executive or the Executive’s Spouse, if the Executive dies, for the amount of all the premiums and payments the Executive or the Executive’s Spouse (in the case of the death of the Executive) pays for such continued coverage, provided, that in the case of COBRA continuation coverage such reimbursement under this Section 3.3(c) shall be limited to the first twenty-four (24) months of premiums paid by the Executive or the Executive’s Spouse, as the case may be, and any reimbursement by the Company to the Executive or the Executive’s Spouse required under this Section 3.3(c) shall be made on the last day of the month in which the Executive or the Executive’s Spouse pays the amount required for such continued coverage.

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(d) If participation in the any of the Company plans or programs necessary to provide the benefits continuation described in Section 3.3(b) or Section 3.3(c) is not permitted under the terms of any plan or program, the Company shall arrange at its own expense to provide the Executive with benefits substantially similar to those which the Executive would have been entitled to receive under such plans and programs. At the end of the period of coverage, the Executive shall have the right to have assigned to him, at no cost and with no apportionment of unpaid premiums, any assignable life insurance policy relating specifically to him.

3.4. Exclusive Remedy. The foregoing payments upon termination of the Executive’s employment shall constitute the exclusive severance payments and benefits due the Executive upon a termination of his employment.

3.5. Resignation from All Positions. Upon the termination of the Executive’s employment with the Company for any reason, unless otherwise requested by the Company, the Executive shall resign, as of the date of such termination, from all positions he then holds as an officer, director, employee and member of the board of directors (and any committee thereof) of the Company and its Affiliates. The Executive agrees to execute such writings as are required to effectuate the foregoing.

3.6. Cooperation. Following the termination of the Executive’s employment with the Company for any reason, the Executive shall reasonably cooperate with the Company upon reasonable request of the Board and agrees to be reasonably available to the Company (taking into account any other full-time employment of the Executive) with respect to matters arising out of the Executive’s services to the Company and its subsidiaries. The Executive shall be reimbursed for any expenses incurred by him at the request of the Company pursuant to this Section 3.6.

Section 4. Certain Covenants.

4.1. Confidential Information and Trade Secrets.

(a) The Executive recognizes that the Executive’s position with the Company requires considerable responsibility and trust, and, in reliance on the Executive’s loyalty, the Company may entrust the Executive with highly sensitive confidential, restricted and proprietary information involving Trade Secrets and Confidential Information.

(b) For purposes of this Employment Agreement, a “Trade Secret” is any scientific or technical information, design, process, procedure, formula or improvement that is valuable and not generally known to competitors of the Company. “Confidential Information” is any data or information, other than Trade Secrets, that is important, competitively sensitive, and not generally known by the public, including, but not limited to, the Company’s business plans, business prospects, training manuals, product development plans, bidding and pricing procedures, market strategies, internal performance statistics, financial data, confidential personnel information concerning employees of the Company, supplier data, operational or administrative plans, policy manuals, and terms and conditions of contracts and agreements. The terms “Trade Secrets” and “Confidential

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Information” shall not apply to information which is (i) already in the Executive’s possession (unless such information was used in connection with formulating the Company’s business plans, obtained by the Executive from the Company or was obtained by the Executive in the course of the Executive’s employment by the Company), or (ii) required to be disclosed by any applicable law.

(c) Except as required to perform the Executive’s duties hereunder or as may be required by law or legal process or an order of a court of competent jurisdiction, the Executive will not use or disclose any Trade Secrets or Confidential Information of the Company during employment, at any time after termination of employment and prior to such time as they cease to be Trade Secrets or Confidential Information through no act of the Executive in violation of this Section 4.1.

(d) Upon the request of the Company and, in any event, upon the termination of employment hereunder, the Executive will surrender to the Company all memoranda, notes, records, plans, manuals or other documents pertaining to the Company’s business or the Executive’s employment (including all copies thereof). The Executive will also leave with the Company all materials involving Trade Secrets or Confidential Information of the Company. All such information and materials, whether or not made or developed by the Executive, shall be the sole and exclusive property of the Company, and the Executive hereby assigns to the Company all of the Executive’s right, title and interest in and to any and all of such information and materials.

4.2. Agreement Not to Compete and Agreement Not to Solicit.

(a) The Executive hereby covenants and agrees that for a period commencing on the date hereof and ending twelve (12) months after the Executive’s Termination Date (the “Restricted Period”), the Executive, directly or indirectly, personally, or as an employee, officer, director, partner, member, owner, shareholder, investor or principal of, or consultant or independent contractor with, another entity, shall not participate in any business which competes with the Company including, without limitation, health maintenance organizations, insurance companies or prepaid health plan businesses in which the Company has been actively engaged during any part of the two (2) year period immediately preceding the Executive’s employment Termination Date (“Company Business”), in any Geographic Area (as defined below) in which the Company and/or any of its Affiliates is then doing business. For purposes of this Employment Agreement, “Geographic Area” means any state, commonwealth or territory of the United States or any equivalent entity in any foreign country.

(b) The Executive hereby covenants and agrees that during the Restricted Period, the Executive, directly or indirectly, personally, or as an employee, officer, director, partner, member, owner, shareholder, investor or principal of, or consultant or independent contractor with, another entity, shall not:

(1) Interfere with the relationship of the Company and any of its employees, agents, representatives, consultants or advisors.

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(2) Divert, or attempt to cause the diversion from the Company, any Company Business, nor interfere with relationships of the Company with its policyholders, agents, brokers, dealers, distributors, marketers, sources of supply or customers.

(3) Solicit, recruit or otherwise induce or influence any employee of the Company to accept employment in any business which competes with the Company Business, in any Geographic Area in which the Company and/or any of its Affiliates is then doing business.

4.3. Extension of Restriction Period. The Restricted Period shall be extended for any period during which the Executive is in breach of any provision of Section 4.2 hereof.

4.4. Proprietary Rights. The Executive shall disclose promptly to the Company any and all inventions, discoveries, and improvements (whether or not patentable or registrable under copyright or similar statutes), and all patentable or copyrightable works, initiated, conceived, discovered, reduced to practice, or made by him, either alone or in conjunction with others, during the Executive’s employment with the Company and related to the business or activities of the Company and its Affiliates (the “Developments”). Except to the extent any rights in any Developments constitute a work made for hire under the U.S. Copyright Act, 17 U.S.C. § 101 et seq. that are owned ab initio by the Company and/or its applicable Affiliate, the Executive assigns all of his right, title and interest in all Developments (including all intellectual property rights therein) to the Company or its nominee without further compensation, including all rights or benefits therefor, including without limitation the right to sue and recover for past and future infringement. The Executive acknowledges that any rights in any Developments constituting a work made for hire under the U.S. Copyright Act, 17 U.S.C § 101 et seq. are owned upon creation by the Company and/or its applicable Affiliate as the Executive’s employer. Whenever requested to do so by the Company, the Executive, at the Company’s expense, shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain trademarks, patents or copyrights of the United States or any foreign country or otherwise protect the interests of the Company and its Affiliates therein. These obligations shall continue beyond the end of the Executive’s employment with the Company with respect to inventions, discoveries, improvements or copyrightable works initiated, conceived or made by the Executive while employed by the Company, and shall be binding upon the Executive’s employers, assigns, executors, administrators and other legal representatives. In connection with his execution of this Employment Agreement, the Executive has informed the Company in writing of any interest in any inventions or intellectual property rights that he holds as of the date hereof. If the Company is unable for any reason, after reasonable effort, to obtain the Executive’s signature on any document needed in connection with the actions described in this Section 4.4, the Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Executive’s agent and attorney in fact to act for and on the Executive’s behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section 4.4 with the same legal force and effect as if executed by the Executive.

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4.5. Confidentiality of Agreement. Other than with respect to information required to be disclosed by applicable law, the Executive agrees not to disclose the terms of this Employment Agreement to any Person; provided the Executive may disclose this Employment Agreement and/or any of its terms to the Executive’s immediate family, financial advisors and attorneys, so long as the Executive instructs every such Person to whom the Executive makes such disclosure not to disclose the terms of this Employment Agreement further. Anytime after this Employment Agreement is filed with the Securities and Exchange Commission or any other government agency by the Company and becomes a public record, this provision shall no longer apply.

4.6. Specific Enforcement. The Executive specifically acknowledges and agrees that the restrictions set forth in this Section 4 are reasonable and necessary to protect the legitimate interest of the Company and that the Company would not have entered into this Employment Agreement in the absence of such restrictions. The Executive further acknowledges and agrees that any violation of the provisions of Section 4 hereof will result in irreparable injury to the Company, that the remedy at law for any violation or threatened violation of this Section 4 will be inadequate and that in the event of any such breach, the Company, in addition to any other remedies or damages available to it at law or in equity, shall be entitled to temporary injunctive relief before trial from any court of competent jurisdiction as a matter of course, and to permanent injunctive relief without the necessity of proving actual damages.

Section 5. Representation. The Executive represents and warrants that (i) he is not subject to any contract, arrangement, policy or understanding, or to any statute, governmental rule or regulation, that in any way limits his ability to enter into and fully perform his obligations under this Employment Agreement and (ii) he is not otherwise unable to enter into and fully perform his obligations under this Employment Agreement.

Section 6. Non-Disparagement. From and after the Effective Date and following termination of the Executive’s employment with the Company, (i) the Executive agrees not to make any statement that is intended to become public, or that should reasonably be expected to become public, and that criticizes, ridicules, disparages or is otherwise derogatory of the Company or any of its Affiliates, employees, officers, directors or stockholders and (ii) the Company agrees not to issue any public statement that criticizes, ridicules, disparages or is otherwise derogatory of the Executive or any of his Affiliates or family and shall advise its directors and officers not to make any such public statement on the Company’s behalf.

Section 7. Taxes.

7.1. Withholding. All amounts paid to the Executive under this Employment Agreement shall be subject to withholding and other income and employment taxes imposed by applicable law. The Executive shall be solely responsible for the payment of all taxes imposed on him relating to the payment or provision of any amounts or benefits hereunder.

7.2. Section 280G. (a) Notwithstanding anything contained in this Employment Agreement to the contrary, (i) to the extent that any payment or distribution of any type to or for the Executive by the Company, any Affiliate of the Company, any Person who acquires ownership or effective control of the Company or ownership of a substantial portion of

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the Company’s assets (within the meaning of Section 280G of the Code and the regulations thereunder), or any Affiliate of such Person, whether paid or payable or distributed or distributable pursuant to the terms of this Employment Agreement or otherwise (the “Payments”) constitute “parachute payments” (within the meaning of Section 280G of the Code), and if (ii) such aggregate would, if reduced by all federal, state and local taxes applicable thereto, including the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), be less than the amount the Executive would receive, after all taxes, if the Executive received aggregate Payments equal (as valued under Section 280G of the Code) to only three times the Executive’s “base amount” (within the meaning of Section 280G of the Code), less $1.00, then (iii) such Payments shall be reduced (but not below zero) if and to the extent necessary so that no Payments to be made or benefit to be provided to the Executive shall be subject to the Excise Tax. All determinations required to be made under this Section 7.2 shall be made by a nationally recognized accounting firm that is (i) not serving as accountant or auditor for the individual, entity or group effecting the Change in Control and (ii) agreed upon by the Company and the Executive (the “Accounting Firm”), which shall provide detailed supporting calculations (which detailed supporting calculations shall include specific information about each Payment (including the amount of each Payment) and such other information as the Executive shall reasonably request or need to make the determination required of the Executive under this Section 7.2 both to the Company and the Executive within thirty (30) business days after the Termination Date (or such earlier time as is requested by the Company) and an opinion to the Executive that he has substantial authority not to report any Excise Tax imposed under section 4999 of the Code on his federal income tax return with respect to the Payments (as eliminated or reduced, if applicable, under such initial determination). Any such determination by the Accounting Firm shall be binding upon the Company and the Executive. If the Payments are so reduced, the Company shall reduce or eliminate the Payments (A) by first reducing or eliminating the portion of the Payments which are not payable in cash (other than that portion of the Payments subject to clause (C) hereof), (B) then by reducing or eliminating cash payments (other than that portion of the Payments subject to clause (C) hereof) and (C) then by reducing or eliminating the portion of the Payments (whether payable in cash or not payable in cash) to which Treasury Regulation § 1.280G-1 Q/A 24(c) (or successor thereto) applies, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time.

(b) It is possible that after the determinations and selections made pursuant to this Section 7.2 the Executive will receive Payments that are, in the aggregate, either more or less than the amount provided under this Section 7.2 (hereafter referred to as an “Excess Payment” or “Underpayment,” respectively). If it is established, pursuant to a final determination of a court or an Internal Revenue Service proceeding that has been finally and conclusively resolved, that an Excess Payment has been made, then the Executive shall promptly pay an amount equal to the Excess Payment to the Company, together with interest on such amount at the applicable federal rate (as defined in and under Section 1274(d) of the Code) from the date of the Executive’s receipt of such Excess Payment until the date of such payment. In the event that it is determined (i) by a court or (ii) by the Accounting Firm upon request by a Party, that an Underpayment has occurred, the Company shall promptly pay an amount equal to the Underpayment to the Executive, together with interest on such amount at the applicable federal rate from the date such amount would have been paid to the Executive had the provisions of this Section 7.2 not been applied until the date of such payment.

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7.3 Section 409A. (a) The parties intend that any compensation, benefits and other amounts payable or provided to the Executive under this Employment Agreement are intended to be paid or provided in compliance with Section 409A such that there will be no adverse tax consequences, interest, or penalties for the Executive under Section 409A as a result of the payments and benefits so paid or provided to him. The parties agree to modify this Employment Agreement, or the timing (but not the amount) of the payment hereunder of severance or other compensation, or both, and any reimbursements to the extent necessary to comply with and to the extent permissible under Section 409A.

(b) The terms “terminate,” “terminated” and “termination” mean a termination of the Executive’s employment that constitutes a Separation From Service and the date of the Executive’s Separation From Service shall be treated as the Executive’s Termination Date for purpose of determining the time of payment of any amount that becomes payable to Executive pursuant to Section 3 hereof upon the termination of his employment and that is treated as a “deferral of compensation” within the meaning of Section 409A.

(c) In the case of any amounts that are payable to the Executive under this Employment Agreement in the form of installment payments, the Executive’s right to receive such payments shall be treated as a right to receive a series of separate payments for purposes of Section 409A.

(d) If the Executive is a “specified employee” within the meaning of Section 409A at the time of his Separation From Service within the meaning of Section 409A, then any payment otherwise required to be made to him under this Employment Agreement on account of his Separation From Service, to the extent such payment (after taking in to account all exclusions applicable to such payment under Section 409A) is properly treated as deferred compensation subject to Section 409A, shall not be made until the first business day after (i) the expiration of six months from the date of Executive’s Separation From Service, or (ii) if earlier, the date of Executive’s death (the “Delayed Payment Date”). On the Delayed Payment Date, there shall be paid to the Executive or, if the Executive has died, to the Executive’s estate, in a single cash lump sum, an amount equal to the aggregate amount of the payments delayed pursuant to the preceding sentence.

(e) To the extent that the reimbursement of any expenses or the provision of any in-kind benefits pursuant to this Employment Agreement constitutes a “deferral of compensation” within the meaning of Section 409A, (i) the amount of such expenses eligible for reimbursement, or in-kind benefits to be provided hereunder during any one calendar year shall not affect the amount of such expenses eligible for reimbursement or in-kind benefits to be provided hereunder in any other calendar year (except for any life-time or other aggregate limitation applicable to medical expenses); (ii) all such expenses eligible for reimbursement hereunder shall be paid to the Executive as soon as administratively practicable after any documentation required for reimbursement for such expenses has been submitted, but in any event by no later than December 31 of the calendar year following the calendar year in which such expenses were incurred; and (iii) the Executive’s right to receive any such reimbursements or in-kind benefits shall not be subject to liquidation or exchange for any other benefit.

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Section 8. Miscellaneous.

8.1. Certain Definitions. For purposes of this Employment Agreement, the following terms have the following meanings:

(a) “Affiliate” shall mean, with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.

(b) “Cause” shall mean one of the following has occurred: (A) the Executive’s indictment for, or conviction or entry of a plea of guilty or nolo contendere to (1) any felony or (2) any crime (whether or not a felony) involving moral turpitude, fraud, theft, breach of trust or other similar acts, whether of the United States or any state thereof or any similar foreign law to which the Executive may be subject that has a substantial and adverse effect on the Executive’s qualifications or ability to perform his duties, (B) the Executive’s engaging in conduct constituting willful misconduct, gross negligence or fraud that results in a significant risk of economic harm to the Company or any of its Affiliates, (C) the Executive’s continued failure to substantially perform his duties if such failure is not remedied within fifteen (15) days after the Executive receives written notice thereof from the Company, (D) the Executive’s material violation of the provisions of Section 4 of this Employment Agreement or (E) the Executive’s failure to relocate to the Louisville, Kentucky area in accordance with Section 2.7; provided, however, that if the Executive is terminated for Cause by reason of his indictment pursuant to clause (A) above and the indictment is subsequently dismissed or withdrawn or the Executive is found to be not guilty in a court of law in connection with such indictment, then the Executive’s termination shall be treated for purposes of this Employment Agreement as a termination by the Company other than for Cause or Disability, and the Executive shall be entitled to receive (without duplication of benefits) the payments and benefits set forth in Section 3.2(a) as applicable following such dismissal, withdrawal or finding, payable in the manner and subject to the conditions set forth in such Section 3.2(a). For purposes of this Section 8.1(b), no act, or failure to act, on the Executive’s part shall be deemed “willful” unless done, or omitted to be done, by the Executive not in good faith.

(c) “Change in Control” shall have the meaning set forth on Exhibit D.

(d) “Change in Control-Related Termination” shall mean, during the Employment Period, (i) the Executive’s termination by the Company other than for Cause, or termination by the Executive for Good Reason, in each case within twenty-four (24) months following a Change in Control or (ii) the Executive’s termination by the Company other than for Cause at any time prior to a Change in Control if such termination occurs after the Company entered into and has not terminated a definitive agreement, the consummation of which would constitute a Change in Control.

(e) “Disability” shall mean the Executive is entitled to and has begun to receive long-term disability benefits under the long-term disability plan of the Company in which the Executive participates, or, if there is no such plan, the Executive’s inability, due to physical or mental ill health, to perform the essential functions of the Executive’s job, with or without a reasonable accommodation, for 180 days out of any 270 day consecutive day period.

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(f) “Good Reason” shall mean one of the following has occurred without the Executive’s written consent: (i) a material and adverse change in the Executive’s duties, authority or responsibilities, (ii) the Executive being required to report to anyone other than the Board or the CEO, (iii) a reduction in the Executive’s base salary or target incentive opportunity, other than in connection with an across-the-board reduction applicable to all senior executives of the Company, (iv) following the Executive’s relocation to Louisville, Kentucky, the relocation of the Executive’s principal place of business resulting in an increase in the Executive’s one-way commute of more than thirty (30) miles, (v) the failure of the Company to continue in effect a material incentive or other compensation plan unless the Company substitutes a plan providing substantially equivalent compensation opportunities or (vi) the failure of the Executive to be appointed CEO prior to the expiration of the Term. In the event the Executive believes Good Reason to exist (other than in the case of Good Reason described in clause (vi), for which no advance notice or opportunity to cure is required), the Executive must provide the Company with written notice no later than ninety (90) days after the first occurrence of the event or condition the Executive claims constitutes Good Reason specifying the basis for the Executive’s belief that Good Reason exists and must provide the Company with thirty (30) days to cure such event or condition. Failing such cure by the Company, a termination of employment by the Executive for Good Reason shall be effective on the day following the expiration of such cure period; provided, however, that if the Term ends after the Executive provides the notice described above and prior to the Company curing any such event or condition, a termination by the Executive for Good Reason shall be effective on the last day of the Term.

(g) “Person” shall mean any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

8.2. Indemnification. The Company shall indemnify and hold harmless the Executive pursuant to and in accordance with the terms of the Indemnification Agreement to be entered into by the Parties substantially in the form attached hereto as Exhibit E. The Executive shall be covered under any directors’ and officers’ insurance that the Company maintains for its directors and other officers in the same manner and on the same basis as the Company’s directors and other officers.

8.3. Amendments and Waivers. Subject to applicable law, this Employment Agreement and any of the provisions hereof may be amended, modified, or supplemented, in whole or in part, only in a writing signed by all Parties hereto. The waiver by a Party hereto of a breach by another party hereto of any provision of this Employment Agreement shall not operate or be construed as a further or continuing waiver of such breach by such other Party or as a waiver of any other or subsequent breach by such other Party, except as otherwise explicitly provided for in the writing evidencing such waiver. Except as otherwise expressly provided herein, no failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

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8.4. Assignment; No Third-Party Beneficiaries. This Employment Agreement, and the Executive’s rights and obligations hereunder, may not be assigned by the Executive, and any purported assignment by the Executive in violation hereof shall be null and void. Nothing in this Employment Agreement shall confer upon any Person not a party to this Employment Agreement, or the legal representatives of such Person, any rights or remedies of any nature or kind whatsoever under or by reason of this Employment Agreement, except the personal representative of the deceased Executive may enforce the provisions hereof applicable in the event of the death of the Executive. The Company is authorized to assign this Employment Agreement to a successor to substantially all of its assets.

8.5. Notices. Unless otherwise provided herein, all notices, requests, demands, claims and other communications to be given or delivered under or by reason of the provisions of this Employment Agreement shall be in writing and shall be deemed to have been duly received (a) upon receipt by hand delivery, (b) upon receipt after being mailed by certified or registered mail, postage prepaid, (c) upon receipt after being sent by email, (d) the next business day after being sent via a nationally recognized overnight courier, or (e) upon confirmation of delivery when sent via facsimile to the recipient. Such notices, demands and other communications shall be sent to the address or facsimile number indicated below:

If to the Company:

Humana Inc.

500 West Main Street

Louisville, Kentucky

Attention: General Counsel

Facsimile: 502-508-4073

E-mail Address: ctodoroff@humana.com

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attention: Donald P. Carleen, Esq.

Facsimile: 212-859-4000

E-mail Address: donald.carleen@friedfrank.com

If to the Executive:	Bruce Broussard at his principal office at the Company (during the Employment Period), and at all times to his principal residence as reflected in the records of the Company.

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8.6. Governing Law. This Employment Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the Commonwealth of Kentucky, without giving effect to the conflicts of law principles thereof.

8.7. Arbitration. Other than with respect to provisions under Section 4 of this Employment Agreement, in the event of any dispute, controversy or claim between the Parties that arises out of or relates to this Employment Agreement, the Executive’s employment with the Company, or any termination of such employment, then either Party may, by written notice to the other, require that such dispute, controversy or claim be submitted to arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (the “AAA”). A single arbitrator shall be selected by agreement of the Parties or, if they do not agree on an arbitrator within thirty (30) days after one Party has notified the other of his or its desire to have the matter settled by arbitration, then the arbitrator shall be selected pursuant to the Rules by the AAA in Louisville, Kentucky. The determination reached in such arbitration shall be final and binding on the Parties without any right of appeal or further dispute, except as otherwise required by applicable law. Unless otherwise agreed by the Parties, any such arbitration shall take place in Louisville, Kentucky. Each party shall bear its own costs and expenses of the arbitrator’s expenses and administrative fees of arbitration; provided, that, if the Executive prevails on at least one material issue, the Company shall reimburse the Executive for reasonable attorney’s fees and related expenses incurred in connection with such dispute.

8.8. Severability. Whenever possible, each provision or portion of any provision of this Employment Agreement, including those contained in Section 4 hereof, will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Employment Agreement is held to be prohibited by or invalid under applicable law and if the rights or obligations of any party hereto under this Employment Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Employment Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Employment Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Employment Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible. In addition, should a court or arbitrator determine that any provision or portion of any provision of this Employment Agreement, including those contained in Section 4 hereof, is not reasonable or valid, either in period of time, geographical area, or otherwise, the parties hereto agree that such provision should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable or valid.

8.9. Entire Agreement. From and after the Effective Date, this Employment Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior representations, term sheets, agreements and understandings (including any prior course of dealings), both written and oral, between the parties hereto with respect to the subject matter hereof.

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8.10. Counterparts. This Employment Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

8.11. Binding Effect. This Employment Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and any of their respective successors, personal representatives and permitted assigns, including, without limitation, the Executive’s heirs and the personal representatives of the Executive’s estate and any successor to all or substantially all of the business and/or assets of the Company.

8.12. General Interpretive Principles. Whenever used in this Employment Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Employment Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of the provisions hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Employment Agreement as a whole (including the exhibits hereto), and references herein to Sections refer to Sections of this Employment Agreement. Words of inclusion shall not be construed as terms of limitation herein, so that references to “include,” “includes” and “including” shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.

8.13. Non-Exclusivity of Rights; Full Settlement. Except as provided in Section 3.4, nothing in this Employment Agreement shall prevent or limit the Executive’s continuing or future participation in any plan, program, policy or practice provided by the Company or its Affiliates and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement with the Company or its Affiliates. Amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any other contract or agreement with the Company or its Affiliates at or subsequent to the Termination Date shall be payable in accordance with such plan, policy, practice or program or contract or agreement, except as explicitly modified by this Employment Agreement. The Executive shall not be obligated to seek other employment or otherwise mitigate the amounts payable to the Executive under this Employment Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first written above.

HUMANA INC.

By:	/s/ Bonita Hathcock
	Name:	Bonita Hathcock
	Title:	Senior Vice President and Chief Human Resources Officer

EXECUTIVE

/s/ Bruce Broussard
Bruce Broussard

[Signature Page to Employment Agreement]

Exhibit A-1

HUMANA INC.

STOCK OPTION AGREEMENT

UNDER THE AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN

THIS AGREEMENT (“Agreement”) made as of                      (the “Grant Date”) by and between HUMANA INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter referred to as the “Company”), and                     , an employee of the Company (hereinafter referred to as “Optionee”).

WITNESSETH

WHEREAS, the Amended and Restated 2003 Stock Incentive Plan (the “Plan”), for certain employee and non-employee Directors of the Company and its subsidiaries was approved by the Company’s Board of Directors (the “Board”) and stockholders; and

WHEREAS, the Company desires to grant to Optionee an option to purchase shares of common stock of the Company in accordance with the Plan;

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, and other good and valuable consideration, the Company and Optionee agree as follows:

I.	OPTION GRANT

A. Grant of Option. The Company hereby grants to Optionee, as a matter of separate inducement and agreement and not in lieu of salary or other compensation for services, a Non-Qualified Stock Option to purchase                      shares of the $.16-2/3 par value common stock of the Company (“Common Stock”) at the purchase price of $              per share (the “Option”) exercisable on the terms and conditions set forth herein.

B. Term. The term of the Option shall commence upon the date of grant,                      , and shall expire on                      (“Expiration Date”).

C. Vesting of Option. Except as otherwise set forth herein, this Option shall be exercisable by Optionee or his/her personal representative in accordance with the following schedule:

1. On the first anniversary of the Grant Date, this Option will vest with respect to, and may be exercised for up to, fifty percent (50%) of the total number Shares subject to this Option.

2. On the second anniversary of the Grant Date, this Option will vest with respect to, and may be exercised for up to, an additional fifty percent (50%) of the total number Shares subject to this Option, so that on the second anniversary of the Grant Date this Option shall be fully vested and exercisable in full.

3. To the extent not exercised, installments shall be cumulative and may be exercised in whole or in part.

D. Effect of Termination of Employment on Option.

1. If the employment of Optionee by the Company is terminated for Cause, all the rights of Optionee under this Agreement, whether or not exercisable, shall terminate immediately.

2. If the employment of Optionee is terminated for any reason other than for Cause, Retirement, death or Disability, unless otherwise specified herein, all the rights of Optionee under this Agreement then exercisable shall remain exercisable at any time within ninety (90) days after the date of such termination, but in no event beyond the Expiration Date; provided, that, if such termination is by the Company without Cause or by Optionee for Good Reason (as defined in the Employment Agreement between the Company and Optionee dated as of November 2, 2011), this Option shall become immediately vested and exercisable at the time of termination.

3. In the event of Optionee’s Retirement, (i) to the extent that this Option (or portion hereof) is exercisable as of the date of such Retirement, this Option (or portion hereof) shall be exercisable at any time within two (2) years after the date of Retirement, but in no event beyond the Expiration Date, and only to the extent the Option (or portion hereof) was exercisable at the date of Retirement, and (ii) to the extent that this Option (or portion hereof) is not exercisable as of the date of such Retirement, this Option (or portion hereof) shall continue to vest and become exercisable as if the Optionee were continuing to provide services to the Company or a Subsidiary, as applicable, and this Option (or portion hereof) shall be exercisable at any time within two (2) years following the date on which this Option (or portion hereof) becomes vested and exercisable, but in no event beyond the Expiration Date.

4. In the event of death or Disability of Optionee while in the employ of the Company, this Option shall become immediately exercisable and shall remain exercisable by Optionee or the person or the persons to whom those rights pass by will or by the laws of descent and distribution or, if appropriate, by the legal representative of the Optionee or the estate of the Optionee at any time within two (2) years after the date of such death or Disability, regardless of the Expiration Date.

5. In the event of a Change in Control, the Option granted in Section I shall become fully vested and immediately exercisable in its entirety. In addition, Optionee will be permitted to surrender for cancellation within sixty (60) days after a Change in Control, any portion of this Option to the extent not yet exercised and Optionee will be entitled to receive a payment in an amount equal to the excess, if any, of (x) the greater of (1) the Fair Market Value on the date of surrender of the Shares subject to this Option or portion thereof surrendered, or (2) the Fair Market Value, as Adjusted, of the Shares subject to this Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under this Option or portion thereof surrendered. The form of payment shall be determined by the Committee. In the event Optionee’s employment with the Company is terminated other than for Cause within three (3) years following a Change in Control, each Option held by the Optionee that was exercisable as of the date of termination of the Optionee’s employment or service shall remain exercisable for a period ending the earlier of the second anniversary of the termination of the Optionee’s employment or the Expiration Date.

E. Exercise of Option.

1. This Option shall be exercisable only by written notice to the Secretary of the Company at the Company’s principal executive offices, or through the on-line procedure to such broker-dealer as designated by the Company, by Optionee or his/her legal representative as herein provided. Such notice shall state the number of shares with respect to which the Option is being exercised and shall be signed, or authorized electronically, by Optionee or his/her legal representative, as applicable.

2. The purchase price shall be paid as follows:

a) In full in cash upon the exercise of the Option; or

b) By tendering to the Company shares of the Common Stock of Company owned by him/her prior to the date of exercise and having an aggregate fair market value equal to the cash exercise price applicable to his/her Option

c) A combination of I.E.(2)(a) and I.E.(2)(b) above; or

d) Through the cashless exercise provisions of the designated broker-dealer as described in the procedures communicated to Optionee by the Company.

3. Federal, state and local income and employment taxes and other amounts as may be required by law to be collected by the Company (“Withholding Taxes”) in connection with the exercise of this Option shall be paid pursuant to the Plan by Optionee prior to the delivery of any Common Stock under this Agreement. The Company shall, at Optionee’s election, withhold delivery of a number of Shares with a Fair Market Value as of the exercise date equal to the Withholding Taxes in satisfaction of Optionee’s obligations hereunder.

II.	MISCELLANEOUS PROVISIONS

A. Binding Effect & Adjustment. This Agreement shall be binding and conclusive upon each successor and assign of the Company. Optionee’s obligations hereunder shall not be assignable to any other person or entity. It is the intent of the parties to this Agreement that the benefits of any appreciation of the underlying Common Stock during the term of the Award shall be preserved in any event, including but not limited to a recapitalization, merger, consolidation, reorganization, stock dividend, stock split, reverse stock split, spin-off or similar transaction, or other change in corporate structure affecting the Shares, as more fully described in Section 4.6 of the Plan. All obligations imposed upon Optionee and all rights granted to Optionee and to the Company shall be binding upon Optionee’s heirs and legal representatives.

B. Amendment. This Agreement may only be amended by a writing executed by each of the parties hereto.

C. Governing Law. Except as to matters of federal law and as otherwise provided herein, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules.

D. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the Commonwealth of Kentucky, County of Jefferson, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of Kentucky, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

E. No Employment Agreement. Nothing herein confers on the Optionee any rights with respect to the continuance of employment or other service with the Company, nor will it interfere with any right the Company would otherwise have to terminate or modify the terms of Optionee’s employment or other service at any time.

F. Severability. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any relevant jurisdiction, or would disqualify this Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Agreement shall remain in full force and effect.

G. Assignment. The Option granted under this Agreement to Optionee may not be assigned, transferred, pledged, alienated or hypothecated in any manner during Optionee’s lifetime, but shall be solely and exclusively the right of Optionee to exercise during his/her lifetime. Should Optionee attempt to assign, transfer, pledge, alienate or hypothecate this Option or any rights hereunder in any manner whatsoever, such action shall constitute a breach of the covenants hereunder and Company may terminate this Option as to any then unexercised shares.

H. Defined Terms. Any term used herein and not otherwise defined herein shall have the same meaning as in the Plan. Any conflict between this Agreement and the Plan will be resolved in favor of the Plan. Any disputes or questions of right or obligation which shall result from or relate to any interpretation of this Agreement shall be determined by the Committee. Any such determination shall be binding and conclusive upon Optionee and any person or persons claiming through Optionee as to any rights hereunder.

I. Execution. If Optionee shall fail to execute this Agreement, either manually with a paper document, or through the on-line grant agreement procedure with the Company’s designated broker–dealer, and, if manually executed, return the executed original to the Secretary of the Company, the Award shall be null and void. The choice of form will be at the Company’s discretion.

IN WITNESS WHEREOF, Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and Optionee has executed this Agreement, each as of the day first above written.

“Company”
ATTEST:		HUMANA INC.

BY:		BY:
	[Name]	[Name]
	[Title]	[Title]

“Optionee”

[Name]

Exhibit A-2

HUMANA INC.

INCENTIVE STOCK OPTION AGREEMENT

UNDER THE AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN

THIS STOCK OPTION AGREEMENT (“Agreement”) made as of                      (the “Grant Date”) by and between HUMANA INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter referred to as the “Company”), and                     , an employee of the Company (hereinafter referred to as “Optionee”).

WITNESSETH:

WHEREAS, the Amended and Restated 2003 Stock Incentive Plan (the “Plan”), for certain employees and non-employee Directors of the Company and its subsidiaries was approved by the Company’s Board of Directors (the “Board”) and stockholders; and

WHEREAS, the Company desires to grant to Optionee an option to purchase shares of common stock of the Company in accordance with the Plan.

NOW, THEREFORE, in consideration of the premises, mutual covenants hereinafter set forth, and other good and valuable consideration, the Company and Optionee agree as follows:

1. The Company hereby grants to Optionee, as a matter of separate inducement and agreement and not in lieu of salary or other compensation for services, an Incentive Stock Option to purchase                      shares of the $.16-2/3 par value common stock of the Company (“Common Stock”) at the purchase price of $             per share (the “Option”) exercisable on the terms and conditions set forth herein.

2. The term of the Option shall commence upon the date of grant,                     , and shall expire on                      (“Expiration Date”).

3. Except as otherwise set forth herein, this Option shall be exercisable by Optionee or his/her personal representative in accordance with the following schedule:

A. On the first anniversary of the Grant Date, this Option will vest with respect to, and may be exercised for up to, fifty percent (50%) of the total number Shares subject to this Option.

B. On the second anniversary of the Grant Date, this Option will vest with respect to, and may be exercised for up to, an additional fifty percent (50%) of the total number Shares subject to this Option, so that on the second anniversary of the Grant Date this Option shall be fully vested and exercisable in full.

C. To the extent not exercised, installments shall be cumulative and may be exercised in whole or in part.

4. A. If the employment of Optionee by the Company is terminated for Cause, all the rights of Optionee under this Agreement, whether or not exercisable, shall terminate immediately.

B. If the employment of Optionee is terminated for any reason other than for Cause, Retirement, death or Disability, unless otherwise specified herein, all the rights of Optionee under this Agreement then exercisable shall remain exercisable at any time within three (3) months after the date of such termination, but in no event beyond the Expiration Date; provided, that, if such termination is by the Company without Cause or by Optionee for Good Reason (as defined in the Employment Agreement between the Company and Optionee dated as of November 2, 2011), this Option shall become immediately vested and exercisable at the time of termination.

C. In the event of Optionee’s Retirement, (i) to the extent that this Option (or portion hereof) is exercisable as of the date of such Retirement, this Option (or portion hereof) shall be exercisable at any time within two (2) years after the date of Retirement, but in no event beyond the Expiration Date, and only to the extent the Option (or portion hereof) was exercisable at the date of Retirement, and (ii) to the extent that this Option (or portion hereof) is not exercisable as of the date of such Retirement, this Option (or portion hereof) shall continue to vest and become exercisable as if the Optionee were continuing to provide services to the Company or a Subsidiary, as applicable, and this Option (or portion hereof) shall be exercisable at any time within two (2) years following the date on which this Option (or portion hereof) becomes vested and exercisable, but in no event beyond the Expiration Date.

D. In the event of death or Disability of Optionee while in the employ of the Company, this Option shall become immediately exercisable and shall remain exercisable by Optionee or the person or the persons to whom those rights pass by will or by the laws of descent and distribution or, if appropriate, by the legal representative of the Optionee or the estate of the Optionee at any time within two (2) years after the date of such death or Disability.

5. A. This Option shall be exercisable only by written notice to the Secretary of the Company at the Company’s principal executive offices by Optionee or his/her legal representative as herein provided. Such notice shall state the number of shares with respect to which the Option is being exercised and shall be signed by Optionee or his/her legal representative, as applicable.

B. The purchase price shall be paid as follows:

i) In full in cash upon the exercise of the Option; or

ii) By tendering to the Company shares of the Common Stock of Company owned by him/her prior to the date of exercise and having an aggregate Fair Market Value equal to the cash exercise price applicable to his/her Option; or

iii) A combination of 5(B)(i) and 5(B)(ii) above.

C. Federal, state and local income and employment taxes and other amounts as may be required by law to be collected by the Company (“Withholding Taxes”) in connection with the exercise of this Option shall be paid pursuant to the Plan by Optionee at the time such Withholding Taxes become due. The Company shall, at Optionee’s election, withhold delivery of a number of Shares with a Fair Market Value as of the exercise date equal to the Withholding Taxes in satisfaction of Optionee’s obligations hereunder.

6. The Option granted under this Agreement to Optionee may not be assigned, transferred, pledged, alienated or hypothecated in any manner during Optionee’s lifetime, but shall be solely and exclusively the right of Optionee to exercise during his/her lifetime. Should Optionee attempt to assign, transfer, pledge, alienate or hypothecate this Option or any rights hereunder in any manner whatsoever, such action shall constitute a breach of the covenants hereunder and Company may terminate this Option as to any then unexercised shares.

7. In the event of a Change in Control, as defined in the Plan, this Option shall become fully vested and immediately exercisable in its entirety. In addition, Optionee will be permitted to surrender for cancellation within sixty (60) days after a Change in Control, any portion of this Option to the extent not yet exercised and Optionee will be entitled to receive a payment in an amount equal to the excess, if any, of (x) the Fair Market Value on the date of surrender of the Shares subject to this Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under this Option or portion thereof surrendered. The form of payment shall be determined by the Committee.

In the event Optionee’s employment with the Company is terminated other than for Cause within three (3) years following a Change in Control, each Option held by the Optionee that was exercisable as of the date of termination of the Optionee’s employment or service shall remain exercisable for a period ending the earlier of the second anniversary of the termination of the Optionee’s employment or the Expiration Date.

8. This Agreement shall be binding and conclusive upon each successor and assign of the Company. This Agreement may be amended only by a writing signed by each of the parties hereto. It is the intent of the parties to this Agreement that the benefits of any appreciation of the underlying Common Stock during the term of the Option shall be preserved in any event, including but not limited to a recapitalization, merger, consolidation, reorganization, stock dividend, stock split, reverse stock split, spin-off or similar transaction, or other change in corporate structure affecting the Shares, as more fully described in Section 4.6 of the Plan. All obligations imposed upon Optionee and all rights granted to Optionee and to the Company shall be binding upon Optionee’s heirs and legal representatives.

9. Except as to matters of federal law, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

10. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any relevant jurisdiction, or would disqualify the Optionee under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Agreement shall remain in full force and effect. Any provision in this Agreement determined by competent authority to be in conflict with 422 of the Internal Revenue Code of 1986, as amended, or its successor, in regard to qualifying this Option as an incentive stock option shall be ineffective ab initio to the extent of such conflict.

11. Any term used herein and not otherwise defined herein shall have the same meaning as in the Plan. Any conflict between this Agreement and the Plan will be resolved in favor of the Plan. Any disputes or questions of right or obligation which shall result from or relate to any interpretation of this Agreement shall be determined by the Committee. Any such determination shall be binding and conclusive upon Optionee, his/her assigns, and any person or persons claiming through Optionee as to any rights hereunder.

IN WITNESS WHEREOF, Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and Optionee has executed this Agreement, each as of the day first above written.

“Company”
ATTEST:		HUMANA INC.

BY:
	[Name]	[Name]
	[Title]	[Title]

“Optionee”

[Name]

Exhibit B

HUMANA INC.

RESTRICTED STOCK AGREEMENT

UNDER THE AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN

THIS RESTRICTED STOCK AGREEMENT (“Agreement”) made as of                      (the “Grant Date”) by and between HUMANA INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter referred to as the “Company”), and                     , an employee of the Company (hereinafter referred to as “Grantee”).

WITNESSETH:

WHEREAS, the Amended and Restated 2003 Stock Incentive Plan (the “Plan”), for certain employees and non-employee Directors of the Company and its subsidiaries was approved by the Company’s Board of Directors (the “Board”) and stockholders; and

WHEREAS, the Company desires to award to Grantee restricted shares of common stock of the Company in accordance with the Plan.

NOW, THEREFORE, in consideration of the award of restricted stock to Grantee, the premises and mutual covenants hereinafter set forth, and other good and valuable consideration, the Company and Grantee agree as follows:

I.	RESTRICTED STOCK GRANT

A. Purchase and Sale of Common Stock. Subject to the terms and conditions hereinafter set forth, and in accordance with the provisions of the Plan, the Company hereby grants to Grantee, and Grantee hereby accepts from the Company                      Shares. The purchase price for the Shares shall be the par value of $.16 2/3 per share.

B. Restrictions on Non-Vested Shares. Until such time as the Shares purchased hereunder have become vested in accordance with Section I.C. (Shares which are not vested are referred to herein as “Restricted Stock”), such Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. In addition, such Restricted Stock shall be subject to forfeiture in accordance with the provisions of Section I.D. Except for the restrictions provided for in this Section I.B., Grantee shall have all of the rights of a stockholder with respect to Restricted Stock including, but not limited to, the right to vote; provided that any cash or in-kind dividends paid with respect to Restricted Stock shall be withheld by the Company and shall be paid to Grantee, without interest, only when, and if, such Restricted Stock shall become vested (“Dividends”).

C. Vesting of Shares.

1. On the first anniversary of the Grant Date, fifty percent (50%) of the Shares subject to this Agreement will vest.

2. On the second anniversary of the Grant Date the remaining fifty percent (50%) of the Shares subject to this Agreement will vest, so that on the second anniversary of the Grant Date all of the Shares subject to this Agreement will have vested

3. Notwithstanding the foregoing, upon (i) the death or Disability of Grantee, (ii) the Grantee’s termination of employment by the Company without Cause or by the Grantee for Good Reason (as such term is defined in the Employment Agreement between the Company and the Grantee dated as of November 2, 2011) or (iii) a Change in Control, all restrictions shall lapse and all Restricted Stock and Dividends shall thereafter be immediately transferable and non-forfeitable.

4. Upon the Restricted Stock becoming vested, such Shares shall be free of all restrictions provided for in this Section I.

D. Forfeiture. Upon the termination of Grantee’s employment with the Company prior to the time the Restricted Stock has vested pursuant to Section I.C., other than a termination in the event of Grantee’s Retirement, the Restricted Stock and Dividends shall thereupon be forfeited immediately by Grantee. In the event of Grantee’s Retirement, any Restricted Stock with respect to which restrictions have not lapsed as of the date of Retirement shall continue to vest in accordance with Section I.C. as if the Grantee were continuing to provide services to the Company or a Subsidiary, as applicable; provided, however, that the Committee may determine, in its sole discretion, that the restrictions on some or all of such Restricted Stock held by the Grantee as of the date of Retirement shall immediately lapse.

E. Retention of Stock Certificate. Notwithstanding that Grantee has been awarded the Restricted Stock on the date hereof, the Company has caused all Restricted Stock to be issued in book entry format or under a Certificate representing the Restricted Stock prior to vesting. If a Certificate is issued, it shall bear the following legend:

“The Shares represented by this certificate have been issued pursuant to the terms of the Humana Inc. Amended and Restated 2003 Stock Incentive Plan and may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of in any manner except as set forth in the terms of the agreement embodying the award of such Shares.”

Upon the vesting of the Restricted Stock, Grantee shall have the right to receive a Certificate evidencing such vested stock, shall receive any Dividends and shall have the right to have the legend provided for above removed from the Certificate representing such vested Shares.

F. Taxes. Federal, state and local income and employment taxes and other amounts as may be required by law to be collected by the Company (“Withholding Taxes”) in connection with the vesting of an Award shall be paid by Grantee prior to the issuance of a Certificate representing the shares. The Company shall, at the Grantee’s election, withhold delivery of Certificates representing a number of Shares with a Fair Market Value as of the vesting date equal to the Withholding Taxes in satisfaction of the Grantee’s obligations hereunder.

II.	MISCELLANEOUS PROVISIONS

A. Binding Effect & Adjustment. This Agreement shall be binding and conclusive upon each successor and assign of the Company. Grantee’s obligations hereunder shall not be assignable to any other person or entity. It is the intent of the parties to this Agreement that the benefits of any appreciation of the underlying Common Stock during the term of the Award shall be preserved in any event, including but not limited to a recapitalization, merger, consolidation, reorganization, stock dividend, stock split, reverse stock split, spin-off or similar transaction, or other change in corporate structure affecting the Shares, as more fully described in Section 4.6 of the Plan. All obligations imposed upon Grantee and all rights granted to Grantee and to the Company shall be binding upon Grantee’s heirs and legal representatives.

B. Amendment. This Agreement may only be amended by a writing executed by each of the parties hereto.

C. Governing Law. Except as to matters of federal law and as otherwise provided herein, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules. This Agreement shall also be governed by, and construed in accordance with, the terms of the Plan.

D. No Employment Agreement. Nothing herein confers on the Grantee any rights with respect to the continuance of employment or other service with the Company, nor will it interfere with any right the Company would otherwise have to terminate or modify the terms of Grantee’s employment or other service at any time.

E. Severability. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any relevant jurisdiction, or would disqualify this Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Agreement shall remain in full force and effect.

F. Defined Terms. Any term used herein and not otherwise defined herein shall have the same meaning as in the Plan. Any conflict between this Agreement and the Plan will be resolved in favor of the Plan. Any disputes or questions of right or obligation which shall result from or relate to any interpretation of this Agreement shall be determined by the Committee. Any such determination shall be binding and conclusive upon Grantee and any person or persons claiming through Grantee as to any rights hereunder.

G. Execution. If Grantee shall fail to execute this Agreement, either manually with a paper document, or through the online grant agreement procedure with the Company’s designated broker–dealer, and, if manually executed, return the executed original to the Secretary of the Company, the Award shall be null and void. The choice of form will be at the Company’s discretion.

IN WITNESS WHEREOF, Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and Grantee has executed this Agreement, each as of the day first above written.

“Company”

ATTEST:		HUMANA INC.

BY:		BY:
	[Name]	[Name]
	[Title]	[Title]

“Grantee”

[Name]

Exhibit C

Release

1. In consideration of the payments and benefits to be made under the Employment Agreement, dated as of November 2, 2011 (the “Employment Agreement”), by and between Bruce Broussard (the “Executive”) and Humana Inc. (the “Company”) (each of the Executive and the Company, a “Party” and together, the “Parties”), the sufficiency of which the Executive acknowledges, the Executive, with the intention of binding himself and his heirs, executors, administrators and assigns, does hereby release, remise, acquit and forever discharge the Company and each of its subsidiaries and Affiliates (as defined in the Employment Agreement) (the “Company Affiliated Group”), their present and former officers, directors, executives, shareholders, agents, attorneys, employees and employee benefit plans (and the fiduciaries thereof), and the successors, predecessors and assigns of each of the foregoing (collectively, the “Company Released Parties”), of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys’ fees and liabilities of whatever kind or nature in law, equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise and whether now known or unknown, suspected or unsuspected, which the Executive, individually or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, arising on or prior to the date hereof, against any Company Released Party that arises out of, or relates to, the Employment Agreement, the Executive’s employment with the Company or any of its subsidiaries and Affiliates, or any termination of such employment, including claims (i) for severance or vacation or paid time off benefits, unpaid wages, salary or incentive payments, (ii) for breach of contract, wrongful discharge, impairment of economic opportunity, defamation, intentional infliction of emotional harm or other tort, (iii) for any violation of applicable state and local labor and employment laws (including, without limitation, all laws concerning unlawful and unfair labor and employment practices) and (iv) for employment discrimination under any applicable federal, state or local statute, provision, order or regulation, and including, without limitation, any claim under Title VII of the Civil Rights Act of 1964 (“Title VII”), the Civil Rights Act of 1988, the Fair Labor Standards Act, the Americans with Disabilities Act (“ADA”), the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Age Discrimination in Employment Act (“ADEA”), the Equal Pay Act, the Uniformed Services Employment and Reemployment Rights Act and any similar or analogous state statute.

Notwithstanding the foregoing, this Release shall not apply and expressly excludes: (a) vested benefits under any plan maintained by the Company that provides for deferred compensation, equity compensation or pension or retirement benefits; (b) health benefits under any policy or plan currently maintained by the Company that provides for health insurance continuation or conversion rights including, but not limited to, rights and benefits to continue health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended or similar state law; (c) any claim that cannot by law be waived or released by private agreement; (d) claims arising after the date of the Release; (e) to the extent not paid as of the date of this Release, payments and benefits to be made under the Employment Agreement; (f) claims under any directors and officers insurance policies; and (g) rights to indemnification Executive may have under the by-laws or certificate of incorporation of the Company and its Affiliates, any applicable indemnification agreements with the Company and its Affiliates or applicable law.

2. The Executive acknowledges and agrees that the release of claims set forth in this Release is not to be construed in any way as an admission of any liability whatsoever by any Company Released Party, any such liability being expressly denied.

3. The release of claims set forth in this Release applies to any relief no matter how called, including, without limitation, (i) wages, (ii) back pay or front pay, (iii) compensatory damages, liquidated damages, punitive damages, damages for pain or suffering, (iv) costs, (v) attorneys’ fees and expenses, and (vi) any right to receive any compensation or benefit from any complaint, claim, or charge with any local, state or federal court, agency or board, or in any proceeding of any kind which may be brought against the Company as a result of such a complaint, claim or charge.

4. The Executive specifically acknowledges that his acceptance of the terms of the release of claims set forth in this Release is, among other things, a specific waiver of his rights, claims and causes of action under Title VII, ADEA, ADA and any state or local law or regulation in respect of discrimination of any kind; provided, however, that nothing herein shall be deemed, nor does anything contained herein purport, to be a waiver of any right or claim or cause of action which by law the Executive is not permitted to waive.

5. As to rights, claims and causes of action arising under the ADEA, the Executive acknowledges that he has been given a period of twenty-one (21) days to consider whether to execute this Release. If the Executive accepts the terms hereof and executes this Release, he may thereafter, for a period of seven (7) days following (and not including) the date of execution, revoke this Release as it relates to the release of claims arising under the ADEA. If no such revocation occurs, this Release shall become irrevocable in its entirety, and binding and enforceable against the Executive, on the day next following the day on which the foregoing seven-day period has elapsed. If such a revocation occurs, the Executive shall irrevocably forfeit any right to payment of the Severance and Pro-Rata Incentive and provision of Benefit Continuation (each, as defined in the Employment Agreement), but the remainder of the Employment Agreement shall continue in full force.

6. Other than as to rights, claims and causes of action arising under the ADEA, the release of claims set forth in this Release shall be immediately effective upon execution by the Executive.

7. The Executive acknowledges and agrees that he has not, with respect to any transaction or state of facts existing prior to the date hereof, filed any complaints, charges or lawsuits against any Company Released Party with any governmental agency, court or tribunal.

8. The Executive acknowledges that he has been advised to seek, and has had the opportunity to seek, the advice and assistance of an attorney with regard to the release of claims set forth in this Release, and has been given a sufficient period within which to consider the release of claims set forth in this Release.

9. The Executive acknowledges that the release of claims set forth in this Release relates only to claims that exist as of the date of this Release.

10. The Executive acknowledges that the Severance, Pro-Rata Incentive and Benefit Continuation he is receiving in connection with the release of claims set forth in this Release and his obligations under this Release are in addition to anything of value to which the Executive is entitled from the Company.

11. Each provision hereof is severable from this Release, and if one or more provisions hereof are declared invalid, the remaining provisions shall nevertheless remain in full force and effect. If any provision of this Release is so broad, in scope, or duration or otherwise, as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

12. This Release constitutes the complete agreement of the Parties in respect of the subject matter hereof and shall supersede all prior agreements between the Parties in respect of the subject matter hereof except to the extent set forth herein.

13. The failure to enforce at any time any of the provisions of this Release or to require at any time performance by another party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect the validity of this Release, or any part hereof, or the right of any party thereafter to enforce each and every such provision in accordance with the terms of this Release.

14. This Release may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile shall be deemed effective for all purposes.

15. This Release shall be binding upon any and all successors and assigns of the Executive and the Company.

16. Except for issues or matters as to which federal law is applicable, this Release shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Kentucky without giving effect to the conflicts of law principles thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, this Release has been signed as of                                              , 20    .

By:
Name: Bruce Broussard

Exhibit D

The below definition of Change in Control is the definition used in the Humana Inc. Amended and Restated 2003 Stock Incentive Plan. All definitions referred to but not defined herein shall have the meaning ascribed to them in the 2003 Stock Incentive Plan.

“Change in Control” shall mean the occurrence of:

(a) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary”), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b) The individuals who, as of the effective date of this Plan are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c) The consummation of:

(i) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Company where:

(A) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

D-1

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and no agreement, plan or arrangement is in place to change the composition of the board of directors following the merger, consolidation or reorganization; and

(C) no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities.

(ii) A complete liquidation or dissolution of the Company; or

(iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of Shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

D-2

Exhibit E

INDEMNIFICATION AGREEMENT

This Agreement, made and entered into this      day of                 ,                  (“Agreement”), by and between Humana Inc., a Delaware corporation (“Company”), and                                  (“Indemnitee”):

WHEREAS, highly competent persons are becoming more reluctant to serve publicly-held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation; and

WHEREAS, the increasing difficulties of obtaining adequate insurance and the uncertainties relating to indemnification may impair the ability of the Company to continue to attract and retain such persons; and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the potential inability to attract and retain such persons is detrimental to the best interest of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; and

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Services by Indemnitee. Indemnitee agrees to serve as a director, officer, employee, agent or fiduciary of the Company, and may at the request of the Company, agree to serve as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in any such position.

Section 2. Indemnification - General. The Company shall indemnify and advance Expenses (as hereinafter defined) to Indemnitee as provided in this Agreement and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of the Agreement.

Section 3. Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to any threatened, pending, or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company. Pursuant to this Section 3, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 4. Proceeding by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification against Expenses shall nevertheless be made by the Company in such event if and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine.

Section 5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 6. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 7. Advancement of Expenses. The Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within twenty days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

Section 8. Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 8(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined) (unless Indemnitee shall request that such determination be made by the Board of Directors or the stockholders, in which case by the person or persons or in the manner provided for in clauses (ii) or (iii) of this Section 8(b)) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; (ii) if a Change of Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, if such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee or (C) by the stockholders of the Company; or (iii) as provided in Section 9(b) of this Agreement; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) hereof, the Independent Counsel shall be selected as provided in this Section 8(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within seven (7) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 17 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 8(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 8(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 8(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 10(a)(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 9. Presumptions and Effect of Certain Proceedings.

(a) If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(b) If the person, persons or entity empowered or selected under Section 8 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such sixty (60) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 9(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 8(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board of Directors has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) of this Agreement.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

Section 10. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 7 of this Agreement, (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) of this Agreement and such determination shall not have been made and delivered in a written opinion within ninety (90) days after receipt by the Company of the request for indemnification, or (iv) payment of indemnification is not made pursuant to Section 8 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 8 or 9 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 10(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 10 the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) If a determination shall have been made or deemed to have been made pursuant to Section 8 or 9 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e) In the event that Indemnitee, pursuant to this Section 10, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 17 of this Agreement) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

Section 11. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Restated Certificate of Incorporation, the By-Laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to any Indemnitee with respect to any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

(c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 12. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company; or (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Section 10 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

Section 13. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 14. Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, brought or made by him against the Company.

Section 15. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 16. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 17. Definitions. For purposes of this Agreement:

(a) “Change in Control” means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the “Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the Effective Date (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute a majority of the Board of Directors.

(b) “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

(c) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d) “Effective Date” means the date first written above.

(e) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of expert, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

(f) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(g) “Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 10 of this Agreement to enforce his rights under this Agreement.

Section 18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 19. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

Section 20. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a) If to Indemnitee, to:

(b) If to the Company to:	Humana Inc.
Post Office Box 1438
Louisville, Kentucky 40201
Attn: Sr. Vice President
and General Counsel

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

Section 21. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

Section 22. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ATTEST:		HUMANA INC.

By		By
	Secretary	Christopher M. Todoroff Senior Vice President and General Counsel

INDEMNITEE

(NAME)